Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 1994, appearing in the annual report on Form 10-K of The Todd-AO Corporation for the year ended August 31, 1994.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Los Angeles, California
July 17, 1995